                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          ____________________________

                                 CURRENT REPORT
                                       ON
                                   FORM 8-K/A

                        PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                          ____________________________


       Date of Report (Date of earliest event reported): February 9, 2000

                          ____________________________

                                   XCEED INC.
             (Exact name of registrant as specified in its charter)
                          ____________________________


          Delaware                    0-13049                  13-3006788
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
     of incorporation)                                     Identification No.)


            488 Madison Avenue, 4th Floor, New York, New York 10022
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 419-1200

                          ____________________________

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective as of February 8, 2000, Xceed Inc. ("XCEED") acquired all of the issued and outstanding shares of capital stock of methodfive inc. ("methodfive"), a Delaware corporation engaged in the business of providing integrated marketing and communications services, pursuant to the terms of an Agreement and Plan of Merger, dated February 8, 2000 (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     In exchange for the Xceed's acquisition of all the capital stock of methodfive, Xceed: (a) issued an aggregate of 1,797,094 shares of Xceed's Stock, par value $.01 per share (the "Common Stock"); and (b) paid $4,500,000 in cash to certain of the former stockholders of methodfive at closing. No material relationships between Xceed and methodfive or any of Xceed's or methodfive's affiliates, directors, officers or any associate of any such directors or officers existed prior to the occurrence or consummation of the transactions reported herein.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     Not Applicable.

ITEM 5.  OTHER EVENTS

     Not Applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b)   Financial Statements.

     The following financial statements and pro forma financial information concerning the Company are being provided in accordance with the instructions to this item within the requisite sixty (60) day period from the date of the Company's Form 8-K previously filed on February 16, 2000.

(a) Financial statements of methodfive, inc. The business acquired, prepared pursuant to rule 310(c) of Regulation S-B

     Independent Auditor's Report..............................................4
     Balance Sheets as of December 31, 1998 and 1999...........................5
     Statements of Operations for the year ended December 31, 1998 and 1999....6
     Statements of Stockholders' Equity for the year ended December 31, 1998 and 1999.................................................................7
     Statements of cash flows for the year ended December 31, 1998 and 1999....8
     Notes to financial Statements.............................................9

(b) Pro forma financial information required pursuant to Rule 310(d) of Regulation S-B:

     Unaudited Pro Forma Condensed Consolidated Balance Sheet Data as of
      November 30, 1999.......................................................16
     Unaudited Pro Forma condensed Consolidated Statement of Operations data for the Fiscal Year-Ended August 31, 1999 and the three months ended
      November 30, 1999.......................................................17
     Notes to Unaudited Pro Forma Financial Information.......................18

(c)  Exhibits.


     2.1 * Agreement and Plan of Merger, dated February 8, 2000, by and among Xceed Inc, methodfive Inc., and the stockholders of methodfive Inc.

* Denotes previously filed.

ITEM 8.  CHANGE IN FISCAL YEAR

     Not Applicable.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Xceed, Inc.
New York, New York

   We have audited the accompanying balance sheets of methodfive, inc. (the "Company") as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
March 20, 2000

                                METHODFIVE, INC.

                                 BALANCE SHEETS
                (In thousands, except share and per share data)

                                                                December 31,
                                                                --------------
                                                                1998    1999
                            ASSETS                              ------ -------

Current assets:
  Cash and cash equivalents.................................... $ 138  $ 1,559
  Accounts receivable..........................................   450    1,455
  Employee loans receivable....................................    --      137
  Prepaid expenses and other current assets....................    --       11
                                                                -----  -------
    Total current assets.......................................   588    3,162
Property and equipment, net....................................    40      476
Other assets...................................................    53       67
                                                                -----  -------
    Total assets............................................... $ 681  $ 3,705
                                                                =====  =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Note payable, bank........................................... $  97  $    --
  Accounts payable and accrued expenses........................   306      979
  Deferred revenues............................................     7       87
                                                                -----  -------
    Total current liabilities..................................   410    1,066
                                                                -----  -------
Due to officers................................................     4       --
                                                                -----  -------


Commitments

Cumulative redeemable convertible preferred stock and
 dividends:
  Class A 8%, $.01 par value; authorized 750,000 shares; 80,000
   and 422,500 issued and outstanding, respectively............   180    1,009
                                                                -----  -------
  Class B 8%, $.01 par value; authorized 600,000 shares; -0-
   and 148,363 issued and outstanding, respectively............    --    2,040
                                                                -----  -------


Stockholders' equity:
  Common stock, $.01 par value; authorized 2,300,000 shares;
   521,862 issued and outstanding..............................     5        5
  Common stock warrants........................................    --       53
  Additional paid-in capital...................................   612      230
  Deferred stock compensation..................................  (613)    (275)
  Retained earnings (accumulated deficit)......................    83     (423)
                                                                -----  -------
    Total stockholders' equity.................................    87     (410)
                                                                -----  -------
    Total liabilities and stockholders' equity................. $ 681  $ 3,705
                                                                =====  =======


                       See notes to financial statements.

                                METHODFIVE, INC.

                            STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                                  Years ended
                                                                 December 31,
                                                                 -------------
                                                                  1998   1999
                                                                 ------ ------
Revenues........................................................ $1,700 $5,825
                                                                 ------ ------
Operating expenses:
  Cost of revenues..............................................    890  3,420
  Selling, general and administrative (excluding stock-based
   compensation)................................................    680  2,405
  Stock-based compensation......................................     20    338
  Interest expense..............................................     10      3
  Depreciation and amortization.................................     11     57
                                                                 ------ ------
                                                                  1,611  6,223
                                                                 ------ ------
Income (loss) before provision for income taxes.................     89   (398)
Income tax provision............................................      6      1
                                                                 ------ ------
Net income (loss)...............................................     83   (399)
Preferred stock dividends.......................................     --    107
                                                                 ------ ------
Net income (loss) applicable to common shareholders............. $   83 $ (506)
                                                                 ====== ======



                       See notes to financial statements.

                                METHODFIVE, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (In thousands, except share and per share data)

                            Common stock
                          2,300,000 shares                                    Retained
                           $.01 par value   Common    Deferred   Additional   earnings
                          -----------------  stock     stock      paid-in   (accumulated
                          Shares  Par value warrant compensation  capital     deficit)   Total
                          ------- --------- ------- ------------ ---------- ------------ -----
Balance, January 1,
 1998...................  521,862    $ 5     $ --      $  --        $  9       $  --     $  14
Issuance of stock
 options for services...       --     --       --       (633)        633          --        --
Amortization of deferred
 stock compensation.....       --     --       --         20          --          --        20
Net income..............       --     --       --         --          --          83        83
Preferred stock issuance
 costs..................       --     --       --         --         (30)         --       (30)
                          -------    ---     ----      -----        ----       -----     -----
Balance, December 31,
 1998...................  521,862      5       --       (613)        612          83        87
Net loss................       --     --       --         --          --        (399)     (399)
Amortization of deferred
 stock compensation.....       --     --       --        338          --          --       338
Issuance of common stock
 warrant................       --     --       53         --         (53)         --        --
Preferred stock issuance
 costs..................       --     --       --         --        (329)         --      (329)
Dividends...............       --     --       --         --          --        (107)     (107)
                          -------    ---     ----      -----        ----       -----     -----
Balance, December 31,
 1999...................  521,862    $ 5     $ 53      $(275)       $230       $(423)    $(410)
                          =======    ===     ====      =====        ====       =====     =====



                       See notes to financial statements.

                                METHODFIVE, INC.

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                 Years ended
                                                                December 31,
                                                                --------------
                                                                1998    1999
                                                                -----  -------
Cash flows from operating activities:
  Net income (loss)............................................ $  83  $  (399)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Depreciation and amortization..............................    11       57
    Gain on sale of fixed assets...............................    --       (1)
    Amortization of deferred stock based compensation..........    20      338
    Changes in operating assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable......................................  (183)  (1,005)
      Employee loan receivables................................    --     (137)
      Prepaid expenses and other current assets................    --      (11)
      Other assets.............................................   (20)     (14)
    Increase (decrease) in liabilities:
      Accounts payable and accrued expenses....................   (45)     673
      Deferred revenues........................................     7       80
                                                                -----  -------
        Net cash used in operating activities..................  (127)    (419)
                                                                -----  -------
Cash flows from investing activities:
  Proceeds from sale of fixed assets...........................    --       15
  Acquisition of property and equipment........................    (6)    (507)
                                                                -----  -------
        Net cash used in investing activities..................    (6)    (492)
                                                                -----  -------
Cash flows from financing activities:
  Repayment of notes payable...................................    (3)     (97)
  Proceeds from notes payable..................................   100       --
  Repayment of officer loan....................................    --       (4)
  Proceeds from officer loan...................................     4       --
  Proceeds from issuance of preferred stock....................   150    2,433
                                                                -----  -------
        Net cash provided by financing activities..............   251    2,332
                                                                -----  -------
Net increase in cash and cash equivalents......................   118    1,421
Cash and cash equivalents, beginning of year...................    20      138
                                                                -----  -------
Cash and cash equivalents, end of year......................... $ 138  $ 1,559
                                                                =====  =======
Supplemental cash flow information:
Cash paid for interest......................................... $   4  $     3
                                                                =====  =======
Cash paid for income taxes..................................... $   6  $     1
                                                                =====  =======

                       See notes to financial statements.

                                METHODFIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                (In thousands, except share and per share data)

1. ORGANIZATION AND NATURE OF OPERATIONS

   methodfive, inc. (the "Company") is a strategic web development company specializing in the development and deployment of leading-edge technologies for large-scale content and information management projects.

   The financial statements are prepared on the accrual basis utilizing accounting principles generally accepted in the United States of America.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Revenue recognition -- The Company derives its revenues primarily from consulting service agreements, including fixed price and time and materials agreements.

   Revenues for web site design contracts are recognized using primarily the percentage of completion method, whereby revenue and related costs are recognized as work on the contract progresses. Provisions for contract adjustments and losses are recorded in the period such items are identified.

 b. Depreciation and amortization -- Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

 c. Concentration of risk -- The Company invests its excess cash in deposits and money market accounts with major financial institutions.

   The concentration of credit risk in the Company's accounts receivable is mitigated by the Company's credit evaluation process and reasonably short collection terms. Although the Company generally does not require collateral, reserves for potential credit losses are maintained and such losses have been within management's expectations.

 d. Income taxes -- The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," pursuant to which deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates currently in effect. State and local taxes are based on factors other than income.

 e. Stock-based compensation -- The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock-based compensation to employees. Stock-based compensation to non-employees is accounted for at fair value in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation."

                               METHODFIVE, INC.

 f. Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates primarily relate to accounts receivable and revenues and costs on percentage of completion contracts. Actual results could differ from those estimates.

 g. Cash and cash equivalents -- The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 h. New Accounting Pronouncements -- In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was subsequently amended by SFAS No. 137. "Accounting for Derivative Financial Instruments and Hedging Activities-- Deferral of the effective date of SFAS No. 133." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 is effective for all fiscal quarters beginning after June 15, 2000 and therefore will be effective for the Company's fiscal year 2001. The Company has not completed their evaluation of the effects of SFAS No. 133 and expects to complete the evaluation by the end of fiscal 2000.

    In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company implemented SOP 98-1 during the year ended December 31, 1999. Adoption of SOP 98-1 did not have a material impact on the Company's financial condition or results of operations.

    In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard did not have a significant impact on the Company's results of operations, financial position or cash flows.

                                METHODFIVE, INC.

3. PROPERTY AND EQUIPMENT, NET

   Property and equipment, net, at cost, consists of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1998   1999
                                                                  ------ ------
   Machinery and equipment....................................... $  48  $  385
   Furniture and fixtures........................................    14      64
   Software......................................................    --      98
                                                                  -----  ------
                                                                     62     547
   Less accumulated depreciation.................................    22      71
                                                                  -----  ------
                                                                    $40  $  476
                                                                  =====  ======

4. NOTE PAYABLE, BANK

   The Company has available a $100 line of credit with a bank which is secured by substantially all of the Company's assets, and is guaranteed by one of the Company's stockholders. The line bears interest at 1 1/2% above the bank's prime lending rate (such prime lending rate being 7.75% at December 31, 1999). Borrowings under such agreement are due on demand. As of December 31, 1998, $97 was outstanding under this line of credit. There were no amounts outstanding at December 31, 1999.

5. INCOME TAXES

   Prior to January 1, 1999, the Company elected S-Corporation status which required the Company to provide a provision for minimum state and local taxes due. Federal taxes are recorded by the respective shareholders and do not pass through to the Company. Effective January 1, 1999, the Company converted to C-Corporation status.

   The tax provision for 1998 and 1999 represents state and local taxes due. No federal tax provision has been made for 1998 since the Company was an S-Corporation. No federal tax benefit has been reflected for 1999 since the Company has sustained cumulative losses since such date. At December 31, 1999, the Company had net operating loss carryforwards ("NOLs") of approximately $370,000 which will be available to reduce future taxable income. The NOLs are expected to expire in the year ending December 31, 2014.

   In accordance with SFAS No. 109, the Company has computed the components of deferred income taxes as follows:

                                                                   December 31,
                                                                   ------------
                                                                   1998   1999
                                                                   ------------
   Deferred tax assets............................................ $  -- $  155
   Less valuation allowance.......................................    --   (155)
                                                                   ----- ------
   Net deferred taxes............................................. $  -- $   --
                                                                   ===== ======

   The Company's NOLs primarily generated the deferred tax assets. At December 31, 1998 and 1999, a valuation allowance was provided as the realization of the deferred tax benefits is not likely.

                                METHODFIVE, INC.

6. REDEEMABLE PREFERRED STOCK

   In December 1998, the Company sold 80,000 shares of Series A cumulative redeemable convertible preferred stock ("Series A Preferred Stock") to a group of investors. The gross proceeds to the Company were approximately $180. Issuance costs of approximately $30 were incurred in connection with the transaction and have been charged to additional paid-in capital.

   Throughout 1999, the Company sold an additional 342,500 shares of Series A Preferred Stock to a group of investors. The gross proceeds to the Company were approximately $762. In October 1999, the Company sold 148,363 shares of Series B cumulative redeemable convertible preferred stock ("Series B Preferred Stock") to a national professional services firm for gross proceeds of approximately $2,000. Issuance costs of approximately $329 were incurred in connection with these transactions and have been charged to additional paid-in capital.

   Holders of the redeemable preferred stock are entitled to cumulative annual dividends of $.20 per share (8% per annum) for Series A Preferred Stock and $1.08 per share (8% per annum) for Series B Preferred Stock. In addition, holders are entitled to such number of votes per share which is equivalent to the number of shares of common stock into which each share of preferred stock is convertible. Holders of Series A Preferred Stock and Series B Preferred Stock are also entitled to a liquidation preference per share of $2.50 and $13.48, respectively. At December 31, 1999, cumulative accrued dividends in arrears on the Series A Preferred Stock and Series B Preferred Stock amounted to $67 and $40, respectively, and have been recorded as a reduction of retained earnings. The aggregate liquidation preference on the Series A Preferred Stock and Series B Preferred Stock amounted to $1,056 and $2,000, respectively, at December 31, 1999.

   Each share of Series A Preferred Stock and Series B Preferred Stock was converted into one share of common stock of the Company as a result of the sale of the Company as discussed in Note 9.

                                METHODFIVE, INC.

7. STOCKHOLDERS' EQUITY

  a. Stock options

   A summary of the status of the Company's various stock options outstanding at December 31, 1998 and 1999, and changes during the years then ended is presented below:

                                              Fiscal years ended December 31,
                                              ---------------------------------
                                                   1998              1999
                                              ---------------- ----------------
                                                      Weighted         Weighted
                                                      average          average
                                                      exercise         exercise
Fixed stock options                           Shares   price   Shares   price
-------------------                           ------  -------- ------- --------
Outstanding, beginning of year...............     --     $  --  51,999    $ .50
Granted ..................................... 60,999       .50  77,564      .80
Exercised....................................     --        --      --       --
Canceled..................................... (9,000)     1.00      --       --
                                              ------     ----- -------    -----
Outstanding, end of year..................... 51,999     $ .50 129,563    $ .68
                                              ======     ===== =======    =====
Options exercisable, end of year............. 38,051       .50  93,425    $ .63
                                              ======     ===== =======    =====

   The weighted average fair value of options granted during fiscal December 31, 1998 and 1999 was $0.50 and $0.80, respectively.

   The following table summarizes information about stock options outstanding at December 31, 1999:

                        Options outstanding              Options exercisable
                 -------------------------------------  -----------------------
                                Weighted
                                 average
                                remaining    Weighted                 Weighted
                               contractual   average                  average
                   Number         life       exercise     Number      exercise
Exercise price   outstanding     (years)      price     outstanding    price
--------------   -----------   -----------   --------   -----------   --------
$ .50              119,561          .9        $ .50       88,422       $ .50
$1.00                1,000          .7        $1.00          500       $1.00
$1.50                4,668        1.75        $1.50        2,335       $1.50
$5.00                4,334        1.99        $5.00        2,168       $5.00
                   -------                                ------
                   129,563                                93,425
                   =======                                ======

   In connection with the issuance of certain options at prices below the fair market value, the Company recorded deferred compensation of $633 during fiscal 1998, representing the difference between the exercise price and the deemed fair market value of the Company's common stock at such date. Such amount is included as a reduction of stockholders' equity and is being amortized by changes to operations over the vesting period. Amortization of deferred stock compensation amounted to $20 and $338 for the fiscal years ended December 31, 1998 and 1999, respectively.

                                METHODFIVE, INC.

   The Company has elected the disclosure-only provisions of Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation ("FASB 123") in accounting for its employee stock options. Accordingly, no compensation expense has been recognized. Had the Company recorded compensation expense for the stock options based on the fair value at the grant date of awards, consistent with the provisions of SFAS No. 123, the Company's net income (loss) would have been modified to $58 and $(562) for the year ended December 1998 and 1999 respectively.

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The following range of weighted-average assumptions were used for grants during the fiscal years ended December 31, 1998 and 1999:

                                                            1998        1999
                                                         ----------  ----------
      Dividend yield....................................       0.00%       0.00%
      Volatility........................................       0.00%       0.00%
      Risk-free interest rate........................... 4.99%-6.16% 4.99%-6.16%
      Expected life.....................................    Various     Various

 b. Warrants

   In connection with the Series A Preferred Stock offering, two officers of the Company were issued an aggregate of 21,125 warrants. Each warrant entitled the holder to receive one share of common stock at an exercise price of $2.50 per share. Using the Black-Scholes option pricing model, the Company has recorded this warrant at approximately $53.

8. COMMITMENTS

 a. Lease commitment

   The Company conducts its operations from leased space in New York City. The lease expires December 2006. The Company's management expects that this lease will be renewed in the normal course of business.

   As of December 31, 1999, future net minimum rental payments under operating leases having initial or remaining non-cancelable terms in excess of one year are as follows:

      Fiscal year ending December 31,
      -------------------------------
      2000.............................................................. $  185
      2001..............................................................    195
      2002..............................................................    204
      2003..............................................................    214
      2004..............................................................    225
      Thereafter........................................................    484
                                                                         ------
                                                                         $1,507
                                                                         ======

   Rental expense approximated $168 and $176 for the years ended December 31, 1998 and 1999, respectively.

9. SUBSEQUENT EVENT

   On February 14, 2000, the Company was acquired by way of merger by Xceed, Inc. for consideration of 1,797,094 shares of Xceed's common stock, which had a market value of approximately $70,500, and $4,500 in cash.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma condensed consolidated financial information gives effect to our acquisition of methodfive, inc. in February 2000.

   The unaudited pro forma combined balance sheet combines our historical consolidated balance sheet at November 30, 1999 and the historical balance sheet of methodfive at December 31, 1999, and gives effect to our acquisition as though it had been consummated on November 30, 1999. The unaudited pro forma combined statements of operations for the fiscal year ended August 31, 1999 and the three months ended November 30, 1999, combine our historical consolidated statements of operations and the historical statements of operations of methodfive, as explained in note (6) to the unaudited proforma condensed consolidated financial information and gives effect to our acquisition, which has been accounted for as a purchase, as though the acquisition had occurred on September 1, 1998.

   This information should be read in conjunction with our audited consolidated financial statements for the fiscal year ended August 31, 1999 and the audited financial statements of methodfive for the year ended December 31, 1999, including the notes thereto, included elsewhere in this prospectus.

   These unaudited pro forma combined financial statements do not give effect to this offering and are not necessarily indicative of the operating results and financial position that might have been achieved had the acquisition occurred as of the beginning of the earliest period presented nor are they necessarily indicative of operating results and financial position which may occur in the future.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (In thousands)

                                     Historical
                         -----------------------------------
                               Xceed          methodfive
                         ----------------- -----------------  Pro forma      Pro forma
                         November 30, 1999 December 31, 1999 adjustments    as adjusted
                         ----------------- ----------------- -----------    -----------
         ASSETS
Current assets:
 Cash and cash
  equivalents...........     $ 10,189           $1,559         $(5,500) (1)  $  6,241
 Investments in
  marketable
  securities............          847               --              --            847
 Accounts receivable,
  net...................       12,194            1,455              --         13,649
 Program costs and
  earnings in excess of
  customer billings.....        8,081               --              --          8,081
 Prepaid expenses and
  other current
  assets................        3,475              148              --          3,623
 Net assets related to
  discontinued
  operations............        2,956               --              --          2,957
                             --------           ------         -------       --------
   Total current
    assets..............       37,742            3,162          (5,500)        35,404
Property and equipment,
 net....................        4,048              476              --          4,524
Goodwill and other
 intangibles, net.......       53,072               --          76,410 (1)    129,482
Other assets............        7,415               67              --          7,482
                             --------           ------         -------       --------
   Total assets.........     $102,277           $3,705         $70,910       $176,892
                             ========           ======         =======       ========

Current liabilities:
 Current portion of
  long-term debt and
  notes payable.........     $  1,251           $   --         $    --       $  1,251
 Accounts payable and
  accrued expenses......        8,972              979              --          9,951
 Customer billings in
  excess of program
  costs and earnings
  and other current
  liabilities...........        7,273               87              --          7,360
                             --------           ------         -------       --------
   Total current
    liabilities.........       17,496            1,066              --         18,562
                             --------           ------         -------       --------
Long-term liabilities...        3,689               --              --          3,689
                             --------           ------         -------       --------
    LIABILITIES AND
  STOCKHOLDERS' EQUITY

Cumulative redeemable
 convertible preferred
 stock..................          --             3,049          (3,049)(1)         --
                             --------           ------         -------       --------
Stockholders' equity:
 Common stock...........          186                5              12 (1)        203
 Preferred stock........           --               --              --             --
 Common stock
  warrants..............           --               53             (53) (1)        --
 Other comprehensive
  income................          268               --              --            268
 Additional paid-in
  capital...............       88,983              230          73,302 (1)    162,515
 Deferred stock
  compensation..........         (225)            (275)            275 (1)       (225)
 Treasury stock.........          (71)              --              --           (71)
 Retained earnings
  (accumulated deficit)
  ......................       (8,049)            (423)            423 (1)     (8,049)
                             --------           ------         -------       --------
 Total stockholders'
  equity................       81,092             (410)         73,959        154,641
                             --------           ------         -------       --------
   Total liabilities and
    stockholders'
    equity..............     $102,277           $3,705         $70,910       $176,892
                             ========           ======         =======       ========


    See accompanying notes to the unaudited pro forma financial information.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                   For the Fiscal Year Ended August 31, 1999
                (In thousands, except share and per share data)

                                 Historical
                          --------------------------  Pro forma       Pro forma
                             Xceed     methodfive(2) adjustments     as adjusted
                          -----------  ------------- -----------     -----------
Revenues................  $    63,450     $ 3,149    $       --      $    66,599
                          -----------     -------    ----------      -----------
Operating expenses:
 Cost of revenues.......       52,516       1,979            --           54,495
 Selling, general and
  administrative
  (excluding stock-based
  compensation).........       19,132       1,082            --           20,214
 Stock-based
  compensation..........          420         300            --              720
 Depreciation and
  amortization..........        5,219          20        10,916 (3)       16,155
 Research and
  development...........          579         --             --              579
                          -----------     -------    ----------      -----------
Total operating
 expenses...............       77,866       3,381        10,916           92,163
                          -----------     -------    ----------      -----------
Operating loss..........      (14,416)       (232)      (10,916)         (25,564)
Other income, net.......          396           2            --              398
                          -----------     -------    ----------      -----------
Loss from continuing
 operations before
 benefit from income
 taxes..................      (14,020)       (230)      (10,916)         (25,166)
Income tax benefit......       (4,329)         --        (3,442)(4)       (7,771)
                          -----------     -------    ----------      -----------
Loss from continuing
 operations.............  $    (9,691)    $  (230)   $   (7,474)     $   (17,395)
                          ===========     =======    ==========      ===========
Net loss per common
 share:
 Basic:
 Loss from continuing
  operations (5)........  $     (0.64)                               $     (1.02)
                          ===========                                ===========
 Diluted:
 Loss from continuing
  operations (5)........  $     (0.64)                               $     (1.02)
                          ===========                                ===========
Weighted average number
 of shares outstanding:
 Basic..................   15,219,140                 1,797,094       17,016,234
                          ===========                ==========      ===========
 Diluted................   15,219,140                 1,797,094       17,016,234
                          ===========                ==========      ===========

                  For the Three Months Ended November 30, 1999
                (In thousands, except share and per share data)

                                 Historical
                          --------------------------  Pro forma       Pro forma
                             Xceed     methodfive(2) adjustments     as adjusted
                          -----------  ------------- -----------     -----------
Revenues................  $    15,495     $2,324     $       --      $    17,819
                          -----------     ------     ----------      -----------
Operating expenses:
 Cost of revenues.......       11,913      1,147             --           13,060
 Selling, general and
  administrative
  (excluding stock-based
  compensation).........        8,640        910             --            9,550
 Stock-based
  compensation..........           --        128             --              128
 Depreciation and
  amortization..........        1,797         30          2,729 (3)        4,556
 Research and
  development...........           18         --             --               18
                          -----------     ------     ----------      -----------
Total operating
 expenses...............       22,368      2,215          2,729           27,312
                          -----------     ------     ----------      -----------
Operating (loss)
 income.................       (6,873)       109         (2,729)          (9,493)
Other income, net.......           87        (10)            --               77
                          -----------     ------     ----------      -----------
Income (loss)
 from continuing
 operations before
 benefit from
  income taxes..........       (6,786)        99         (2,729)          (9,416)
Income tax benefit......       (2,027)        --           (786)(4)       (2,813)
                          -----------     ------     ----------      -----------
Income (loss) from
 continuing operations..  $    (4,759)    $   99     $   (1,943)     $    (6,603)
                          ===========     ======     ==========      ===========
Net loss per common
 share:
 Basic:
 Loss from continuing
  operations (5)........  $     (0.26)                               $     (0.33)
                          ===========                                ===========
 Diluted:
 Loss from continuing
  operations (5)........  $     (0.26)                               $     (0.33)
                          ===========                                ===========
Weighted average
 number of shares
 outstanding:
 Basic..................   18,240,291                 1,797,094       20,037,385
                          ===========                ==========      ===========
 Diluted................   18,240,291                 1,797,094       20,037,385
                          ===========                ==========      ===========

     See accompanying notes to the unaudited pro forma financial information.

             Notes to the Unaudited Pro Forma Financial Information
                (In thousands, except share and per share data)

(1) The purchase price of our acquisition of methodfive was determined as follows:

  Shares issued.....................................................  1,797,094
  Average market price.............................................. $    39.23
                                                                     ----------
  Total stock consideration.........................................     70,500
  Cash consideration................................................      4,500
  Merger costs......................................................      1,000
                                                                     ----------
  Net purchase price................................................     76,000
  Fair value of net assets acquired.................................       (410)
                                                                     ----------
  Goodwill and identifiable intangible assets....................... $   76,410
                                                                     ==========

--------

    The estimated fair value of the common stock issued is based upon the average closing price of our common stock on the five days prior and subsequent to February 14, 2000, which was the date that the methodfive acquisition was announced.

    The total estimated purchase price of the methodfive acquisition has been allocated on a preliminary basis to assets and liabilities based upon management's estimate of their fair values, which approximate their net carrying values. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and intangible assets. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and liabilities assumed. The impact of such changes could be material.

    Included in the adjustments to shareholders' equity is the elimination of methodfive's common stock and additional paid-in capital of $5 and $230, respectively.

    Included in the adjustment to additional paid-in capital is the conversion of the cumulative redeemable convertible preferred stock which converted to one share of common stock for each share of preferred stock upon the sale of the company.

(2) The statements of operations data for methodfive, inc. for the fiscal year ended August 31, 1999 and the three months ended November 30, 1999 were derived from the audited statement of operations of methodfive, inc. for the year ended December 31, 1999 and have been adjusted to conform with the corresponding periods of Xceed, Inc.

(3) The pro forma adjustment to depreciation and amortization expense represents the amortization of the excess of cost over fair market value of net assets acquired, amortized on a straight-line basis over an estimated life of seven years.

(4) Represents the adjustment necessary to reflect our effective tax rate on a consolidated basis of 30.9% and 29.9% as of August 31, 1999 and November 30, 1999, respectively.

(5) We calculate basic loss from continuing operations and loss per common share based on the weighted average number of shares of common stock outstanding during each period. Diluted loss from continuing operations and loss per common share is based on the weighted average number of shares of common stock outstanding during each period, adjusted for the effect of potentially dilutive securities arising from the assumed exercise of stock options and warrants and conversion of preferred shares.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               XCEED INC.
                                               (Registrant)



Date:  April 10, 2000                   --------------------------------------
                                               Werner Haase
                                               Chief Executive Officer